UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2020

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.   Results of Operations and Financial Condition.
On February 24, 2020, Phillips Edison & Company, Inc. (the “Company”) issued a press release announcing its results for the quarter and year ended December 31, 2019. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company will host a stockholder update conference call and presentation on Thursday, February 27, 2020, at 11:00 a.m. Eastern Time, during which management will discuss the fourth quarter and year-end results and provide commentary on business performance. The conference call can be accessed by dialing (888) 346-2646 (domestic) or (412) 317-5249 (international). A live webcast of the presentation can be accessed by visiting https://services.choruscall.com/links/peco200227.html. A replay of the webcast will be available approximately one hour after the conclusion of the live webcast on our website at investors.phillipsedison.com/event.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any other filing with the SEC except as expressly set forth by specific reference in such filing.
Item  9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 24, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: February 24, 2020	By:	/s/ Jennifer L. Robison
Jennifer L. Robison
Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)